As filed with the Securities and Exchange Commission on May 30, 2023

Registration No. 333-272069

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TRANSCAT, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	16-0874418 (I.R.S. Employer Identification Number)

35 Vantage Point Drive
Rochester, New York 14624
(585) 352-7777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lee D. Rudow
President and Chief Executive Officer
Transcat, Inc.
35 Vantage Point Drive
Rochester, New York 14624
(585) 352-7777
(Name, address, including zip code and telephone number, including area code, of agent for service)

COPIES TO:

James M. Jenkins, Esq. General Counsel and VP of Corporate Development Transcat, Inc. 35 Vantage Point Drive Rochester, New York 14624 (585) 352-7777	Kayla E. Klos, Esq. Harter Secrest & Emery LLP 50 Fountain Plaza, Suite 1000 Buffalo, NY 14202 (716) 853-1616

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-3 (File No. 333-272069) originally filed on May 19, 2023 (the “Registration Statement”) with the Securities and Exchange Commission by Transcat, Inc. (the “Company”), is an exhibit only filing to file Exhibits 99.1 and 99.2. Accordingly, this Amendment No. 1 consists only of the cover page, this Explanatory Note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the two exhibits filed herewith as Exhibits 99.1 and 99.2. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit No.	Description

3.1(a)	Articles of Incorporation, as amended, are incorporated herein by reference from Exhibit 4(a) to the Company’s Registration Statement on Form S-8 (Registration No. 33-61665) filed on August 8, 1995.

3.1(b)	Certificate of Amendment to the Articles is incorporated herein by reference from Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

3.1(c)	Certificate of Amendment to the Articles is incorporated herein by reference from Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2012.

3.1(d)	Certificate of Amendment to the Articles is incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2015.

3.2	Code of Regulations, as amended through May 1, 2019, are incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 3, 2019.

5.1**	Opinion of James M. Jenkins

23.1**	Consent of Freed Maxick CPAs, P.C.

23.2**	Consent of James M. Jenkins (included in Exhibit 5.1 filed herewith)

24.1**	Power of Attorney (included in the signature page of the Registration Statement)

99.1*	Agreement and Plan of Merger, dated March 27, 2023, by and among Transcat, Inc., TIC-MS, LLC, TIC-MS, Inc., Gaile Alexander, and the William P. and B. Gaile Alexander Joint Revocable Trust.

99.2*	Registration Rights Agreement, dated March 27, 2023, by and among Transcat, Inc., B. Gaile Alexander, and the William P. and B. Gaile Alexander Joint Revocable Trust.

107**	Calculation of Filing Fee Table

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 30th day of May 2023.

TRANSCAT, INC.

By:	/s/ Lee D. Rudow
Lee D. Rudow
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Director, President and Chief Executive Officer	May 30, 2023
Lee D. Rudow	(Principal Executive Officer)

*	Senior Vice President of Finance, Chief Financial Officer and Treasurer	May 30, 2023
Thomas L. Barbato	(Principal Financial Officer)

*	Controller and Principal Accounting Officer	May 30, 2023
Scott D. Deverell	(Principal Accounting Officer)

*	Chairman of the Board of Directors	May 30, 2023
Gary J. Haseley

*	Director	May 30, 2023
Craig D. Cairns

*	Director	May 30, 2023
Oksana S. Dominach

*	Director	May 30, 2023
Charles P. Hadeed

*	Director	May 30, 2023
Richard J. Harrison

*	Director	May 30, 2023
Mbago M. Kaniki

*	Director	May 30, 2023
Cindy Langston

*	Director	May 30, 2023
Paul D. Moore

* By: /s/ James M. Jenkins	Attorney-in-Fact	May 30, 2023
James M. Jenkins